ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made this 21st day of September, 2011, by and between Visual Network Design, Inc. (d/b/a Rackwise), a Delaware corporation (“Assignor”), and Visual Network Design, Inc. (f/k/a Cahaba Pharmaceuticals, Inc.), a Nevada corporation (“Assignee”).

WITNESSETH:

WHEREAS, Assignor has sold an aggregate of $2,275,000 principal amount of its 10% Secured Convertible Promissory Notes (“the Rackwise Notes”) pursuant to a securities purchase agreement among Assignor and the buyers party thereto (the “Rackwise SPA”) in an offering (the “Rackwise Note Offering”) which was conducted pursuant to the exemption from registration provided by Section 4(2), Rule 506 of Regulation D and/or Regulation S as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended;

WHEREAS, concurrently with the Rackwise Note Offering, Assignee is completing a private placement of a minimum of 12,000,000 units (the “Minimum Offering”) and a maximum of 20,000,000 units of securities of Assignee (the “PPO Units”), with the right to sell an additional 4,000,000 units (the “Assignee Offering”), at the purchase price of $0.25 per unit, each unit consisting of one share of Assignee common stock and one five-year warrant to purchase one-half of a share of Assignee common stock for an exercise price of $0.625 per whole share;

WHEREAS, concurrently with the closing of at least the Minimum Offering, Assignor and Assignee will enter into an agreement and plan of merger and reorganization, pursuant to which VNDI Acquisition Corp., a wholly owned subsidiary of Assignee will merger with and into Assignor, with Assignor surviving the merger as a wholly owned subsidiary of Assignor;

WHEREAS, following the closing of the Rackwise Note Offering and simultaneous with the closing of the Merger and the closing of the Assignee Offering, Assignor has agreed to assign and Assignee has agreed to assume all of Assignor’s rights, privileges, obligations and duties in connection with the Rackwise Notes; and

WHEREAS, in connection with the closing of at least the Minimum Offering, the assumed Rackwise Notes will be converted, as to their outstanding principal amount and interest accrued thereon, into PPO Units at a conversion price equal to the price at which the PPO Units are being sold in the Assignee Offering;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I – RACKWISE NOTES

1.1.        Assignment and Assumption of Rackwise Notes.  Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, all of Assignor’s rights, duties, privileges and obligations in and under the Rackwise Notes.

1.2.        Assignment and Assumption of Rackwise SPA.  Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, all of Assignor’s rights, duties, privileges and obligations in and under the Rackwise SPA.  Subject to such assignment and assumption, the Rackwise SPA shall remain in full force and effect.

1.3.        Acknowledgement of Conversion of Rackwise Notes.  Upon the terms and subject to the conditions contained in the Rackwise SPA, at the closing of at least the Minimum Offering, the Rackwise Notes shall be converted, as to their outstanding principal amount and interest accrued thereon, into PPO Units at a conversion price equal to the price at which the PPO Units are being sold in the Assignee Offering.

ARTICLE II – MISCELLANEOUS

2.1.        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

2.2.        Successors.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of the parties hereto.

2.3.        Counterparts.  This Agreement may be executed in any number of counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

2.4.        Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the date and year first above written.

ASSIGNOR:		ASSIGNEE:

VISUAL NETWORK DESIGN, INC.		VISUAL NETWORK DESIGN, INC.
d/b/a Rackwise		f/k/a Cahaba Pharmaceuticals, Inc.

By:	/s/ Robert B. Ney	By:	/s/ Kenneth Spiegeland
Name:	Robert B. Ney	Name:	Kenneth Spiegeland
Title:	President	Title:	President